April 26, 2000


Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Indiana Gas Co.'s revised Current Report on Form 8-K.

Very truly yours,



/s/ James A. Hummel, II
James A. Hummel, II



             SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC   20549


                          FORM 8-K

                       CURRENT REPORT

                  Pursuant to Section 13 of
                   15(d) of the Securities
                    Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                       April 26, 2000


                  INDIANA GAS COMPANY, INC.
   (Exact name of registrant as specified in its charter)


         Indiana              1-6494                  35-0793669
(State of Incorporation) (Commission File Number)  (I.R.S. Employer
                                                    Identification
                                                    No.)

     1630 North Meridian Street
       Indianapolis, Indiana                   46202
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (317) 926-3351

                             N/A
   (Former name or address, if changed since last report.)


Item 5.  Other Events

On April 26, 2000, Vectren Corporation, the parent of Indiana Gas Company, Inc. (Indiana Gas) and other subsidiaries, released summary financial information to the investment community regarding its consolidated results of operations, financial position and cash flows for the three- and twelve-month periods ended March 31, 2000. This information is summary in nature, does not include footnote disclosures and should not be considered complete financial statements. The consolidated information for Vectren Corporation and its subsidiaries is not necessarily indicative of the performance of Indiana Gas on a stand-alone basis.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Vectren
Corporation, is hereby filing cautionary statements identifying important factors that could cause actual results of Vectren Corporation and its subsidiaries, including, Indiana Gas Company, Inc. and Southern Indiana
Gas and Electric Company, to differ materially from those projected in forward-looking statements of Vectren
Corporation and its subsidiaries made by, or on behalf of, Vectren Corporation and its subsidiaries.

Item 7.  Exhibits

99-1 Press Release - First Quarter 2000

99-2 Financial Analyst Report - First Quarter 2000

99-3 Cautionary Statement for Purposes of the "Safe
     Harbor" Provisions of the Private Securities
     Litigation Reform Act of 1995

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                   INDIANA GAS COMPANY, INC.


April 26, 2000


                                  By:  /s/ M. Susan Hardwick
                                           M. Susan Hardwick
                               Vice President and Controller